UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015 (November 2, 2015)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

Effective as of November 2, 2015, the Board of Directors (the “Board”) of ACI Worldwide, Inc. (the “Company”), elected Jan Estep to serve as an independent director. Ms. Estep also joined the Board’s Nominating and Corporate Governance and Compensation and Leadership Development Committees.

Ms. Estep is the President and Chief Executive Officer of The Electronic Payments Association, or NACHA, and has served in such capacity since 2008. NACHA oversees the Automated Clearing House (ACH) Network.

Ms. Estep will participate in the Company’s standard compensation arrangements for independent directors. There is no agreement or understanding between Ms. Estep and any other person pursuant to which she was elected to the Board. Ms. Estep is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2015, the Board adopted Amended and Restated Bylaws to increase the number of authorized directors from nine to ten and to amend the Bylaws to clarify them in other respects, none of which is believed to be material.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.2, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: November 4, 2015	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary